                                                                    EXHIBIT 4.01


FEE:   $1.00 PER $1,000.00
ON AUTHORIZED CAPITAL
MINIMUM FEE:  $50.00

                          CERTIFICATE OF INCORPORATION
                                    (PROFIT)

FILE IN DUPLICATE

PRINT CLEARLY



TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA

1.     The name of this corporation is:

                                   OG&E Holding Corp.
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     (PLEASE REFER TO PROCEDURE SHEET FOR STATUTORY WORDS REQUIRED TO BE
                      INCLUDED IN THE CORPORATE NAME).


2. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are:

A.M. Strecker,  101 North Robinson  Oklahoma City,  Oklahoma County, Oklahoma      73101
-----------------------------------------------------------------------------------------
NAME            NUMBER & STREET ADDRESS      CITY       COUNTY                  ZIP CODE

3.     The duration of the corporation is:
                                           -----------------------------------
                                           (PERPETUAL UNLESS OTHERWISE STATED)


4.     The purpose or purposes for which the corporation is formed are:

              to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.


5.A.   The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES               SERIES                PAR VALUE PER SHARE
                                                     (OR, IF WITHOUT PAR VALUE, SO STATE)


Common        1,000                                                $.01
      --------------------------------               ------------------------------------

Preferred     1,250,000                                            $.01
         -----------------------------               ------------------------------------

TOTAL NO. SHARES:    1,251,000             TOTAL AUTHORIZED CAPITAL:   12,510.00
                 ---------------------                              ---------------------



5.B.   The preferences and voting powers, restrictions or qualifications of the shares of Stock are set forth in Attachment A to the Certificate of
Incorporation.
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

6. If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

NAME           MAILING ADDRESS            CITY          STATE        ZIP CODE


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7.     The name and mailing address of the incorporator(s).

NAME                    MAILING ADDRESS                   CITY          STATE    ZIP CODE

Nina Zalenski,       321 N. Clark Street, Suite 3300     Chicago       Illinois   60610
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8.     See Attachment B to the Certificate of Incorporation.


       THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and have accordingly hereunto set my hand this 3rd day of August, 1995.


                                                               /s/Nina Zalenski
                                                 ----------------------------------------
                                                                  Signature



                                                 ----------------------------------------
                                                                  Signature
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




                ATTACHMENT A TO CERTIFICATE OF INCORPORATION OF
                               OG&E HOLDING CORP.

ARTICLE 5.B

       A. AUTHORIZED CAPITAL STOCK. The total number of shares which the corporation shall have the authority to issue shall be 1,251,000 shares, of which 1,000 shares shall be Common Stock, par value $.01 per share, and 1,250,000 shares shall be Preferred Stock, par value $.01 per share.

       B. COMMON STOCK. The Board of Directors is hereby authorized to cause shares of Common Stock, without par value, to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of the Common
Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the corporation to Capital or Capital Surplus.

       Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Subject to any special voting rights of the holders of Preferred Stock fixed by or pursuant to the provisions of Paragraph
C of this Article 5.B, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

       No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

       After the requirements with respect to preferential dividends on Preferred Stock (fixed by or pursuant to the provisions of Paragraph C of this Article 5.B), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed by or pursuant to the provisions of Paragraph C of this Article 5.B) and subject further to any other conditions which may be fixed by or pursuant to the provisions of Paragraph C of this Article 5.B, then, but not otherwise, the holders of Common Stock shall be entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors.

       After distribution in full of the preferential amount (fixed by or pursuant to the provisions of Paragraph C of this Article 5.B), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by each.

       C. PREFERRED STOCK. Shares of Preferred Stock may be divided into and issued in such series, on such terms and for such consideration as may from time to time be determined by the Board of Directors of the corporation. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical, except as to variations between different series in the relative rights and preferences as permitted or contemplated by the next succeeding sentence. Authority is hereby vested in the Board of Directors of the corporation to establish out of shares of Preferred Stock which are authorized and unissued from time to time one or more series thereof and to fix and determine the following relative rights and preferences of shares of each such series:

              (1) the distinctive designation of, and the number of shares which shall constitute, the series and the "stated value" or "nominal value," if any, thereof;

              (2) the rate or rates of dividends applicable to shares of such series, which rate or rates may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time, and the dividend periods, including the date or dates on which dividends are payable;

              (3) the price at and the terms and conditions on which shares of such series may be redeemed;

              (4) the amount payable upon shares of such series in the event of the involuntary liquidation of the corporation;

              (5) the amount payable upon shares of such series in the event of the voluntary liquidation of the corporation;

              (6) sinking fund provisions for the redemption or purchase of shares of such series;

              (7) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

              (8) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to one or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a failure to pay dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; provided, however, that in no event shall a share of Preferred Stock have more than one vote; and

              (9) any other such rights and preferences as are not inconsistent with the Oklahoma General Corporation Act.

       No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Oklahoma General Corporation Act, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

       D.     OTHER PROVISIONS

       (1) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph C of this Article 5.B, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

       (2) Subject to the provisions of Section 1 of this Paragraph D, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

       (3) Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

       (4) No holder of any of the shares of any class or series of shares or securities convertible into such shares of any class or series of shares, or of options, warrants or other rights to purchase or acquire shares of any class or series of shares or of other securities of the corporation shall have any preemptive right to purchase, acquire, subscribe for any unissued shares of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for shares of any class or series, or carrying any right to purchase or acquire shares of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series of shares or securities convertible into or exchangeable for shares, or carrying any right to purchase or acquire shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

       (5) The corporation reserves the right to increase or decrease its authorized capital shares, or any class or series thereof or to reclassify the same and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon shareholders in the Certificate of Incorporation of this corporation, or any amendment thereto, are granted subject to this reservation.

                ATTACHMENT B TO CERTIFICATE OF INCORPORATION OF
                               OG&E HOLDING CORP.

ARTICLE 8

       The Board of Directors shall have the power to adopt, amend and repeal the By-laws of the corporation to the maximum extent permitted from time to time by Oklahoma law; provided, however, that any By-laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

                 CERTIFICATE OF THE VOTING POWERS, DESIGNATION,
                 PREFERENCES, PARTICIPATING, OPTIONAL OR OTHER
              SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS
                  OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN
                        SET FORTH IN THE CERTIFICATE OF
                   INCORPORATION OR IN ANY AMENDMENT THERETO
                        OF THE SERIES A PREFERRED STOCK
                           (Par Value $.01 Per Share)

                                       OF

                               OG&E HOLDING CORP.

                        Pursuant to Section 1032 of the
                General Corporation Law of the State of Oklahoma



       The undersigned hereby certifies that the following resolution was adopted by the Board of Directors of OG&E Holding Corp., an Oklahoma corporation (the "Company"), pursuant to unanimous written consent on August 7, 1995:

       RESOLVED, that pursuant to authority conferred on the Board of Directors of the Company by its Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, is created and the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated "Series A Preferred Stock" and the number of shares constituting such series shall be 1,250,000. Shares of Series A Preferred Stock shall have a par value of $.01 per share.

Section 2.    Dividends and Distributions.

       (A) Subject to the possible prior and superior rights of the holders of any shares of preferred stock of the Company ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose: (i) quarterly dividends payable in cash on January 20, April 20, July 20 and October 20 in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share of Series A Preferred Stock. If the Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday, then such Quarterly Dividend Payment Date shall be the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday. In the event that the Company shall at any time after August 7, 1995 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount to which the holder of a share of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

       (B) The Company shall declare a dividend or distribution on shares of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

       (C) Dividends shall begin to accrue and shall be cumulative on each outstanding share of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such share of Series A Preferred Stock, unless the date of issuance of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such share shall begin to accrue from the date of issuance of such share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

       (D) Dividends payable on the Series A Preferred Stock for the initial dividend period and for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

       (A) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Company.

       (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

       (C) If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends" on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right at such meeting, voting together as a single class, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company. Such right shall continue until there are no dividends in arrears upon the Series A Preferred Stock. Either or both of the two directors to be elected by the holders of the Series A Preferred Stock may be to fill a vacancy or vacancies created by an increase by the Board of Directors in the number of directors constituting the Board of Directors. Each director elected by the holders of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series A Preferred Stock voting together as a single class, at a meeting of the shareholders or of the holders of Preferred Stock called for the purpose. So long as a default in preference dividends on the Series A Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series A Preferred Stock voting together as a single class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon the Series A Preferred Stock shall be equivalent to six (6) full quarterly dividends or more, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series A Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. The provisions of this paragraph (C) shall govern the election of Directors by holders of Series A Preferred Stock during any default in preference dividends notwithstanding any provisions of the Company's Certificate of Incorporation to the contrary.

       (D) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

       (A) Until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Company shall not:

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on shares of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Series A Preferred Stock and all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any junior stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any other junior stock;

       (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
       Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Required Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Company creating a series of Preferred Stock or any similar shares or as otherwise required by law.

Section 6.    Liquidation, Dissolution or Winding Up.

       (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distributions shall be made (i) to the holders of shares of junior stock unless the holders of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $100.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) an amount per share equal to 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock or
       (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on shares of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(a) of this Sentence and to which the holders of shares of such parity stock are entitled, in each case, upon such liquidation, dissolution or winding up.

       (B) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the aggregate amount to which holders of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Commons Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case, each share of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.    Redemption.   The shares of Series A Preferred Stock shall not be
redeemable.

Section 9. Ranking. The shares of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Company as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

Section 10. Amendment. The provisions of this Certificate of Designation shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

Section 11.   Fractional Shares.   The Series A Preferred Stock may be issued
in fractions of a share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

Section 12. Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

       (A) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Company hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends, and
       (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Company over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Company.

       (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Company hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends, and (ii) as used in Section 6, shall mean any class or series of stock of the Company ranking pari passu with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

              IN WITNESS WHEREOF, OG&E Holding Corp. has caused this Certificate to be signed and attested on August 7, 1995.



                                           By:    /s/ J.G. Harlow, Jr.
                                                  ----------------------------
                                                  J.G. Harlow, Jr.
                                                  President and Chief Executive
                                                  Officer

ATTEST:


By:    /s/ A.M. Strecker
       ----------------------------
       A.M. Strecker
       Vice President, Secretary
       and Treasurer

FILE IN DUPLICATE

PRINT CLEARLY

SOS CORP. KEY:

-----------------



                                    AMENDED
                          CERTIFICATE OF INCORPORATION
                      (AFTER RECEIPT OF PAYMENT OF STOCK)

PLEASE NOTE: This Form MUST be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF OKLAHOMA

       The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.     A.     The name of the corporation is:            OG&E Holding Corp.
                                             ---------------------------------

       B.     As amended:  The name of the corporation has been changed to:

                                   OGE Energy Corp.
------------------------------------------------------------------------------


2.     A.     No change, as filed  X       .
                                 ----------
       B.     As amended: The address of the registered office in the State of
       Oklahoma and the name of the registered agent at such address is:



------------------------------------------------------------------------------
NAME          STREET ADDRESS               CITY          COUNTY        ZIP CODE



3.     A.     No change, as filed  X       .
                                 ----------
       B.     As amended: The duration of the corporation is:
                                                              ----------------


4.     A.     No change, as filed  X       .
                                 ----------
       B.     As amended: The purpose or purposes for which the corporation is formed are:

5.     A.     No change, as filed  X       .
                                 ----------
       B.     As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:


NUMBER OF SHARES                   SERIES                PAR VALUE PER SHARE


Common
      ----------------------                             ---------------------

Preferred
         -------------------                             ---------------------

TOTAL NO. SHARES:                        TOTAL AUTHORIZED CAPITAL:
                 ------------------                               ------------


       That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

       That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments(s).


       SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., Section 1077.


       IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by its _______ President and attested by its _________ Secretary this 29th day of September, 1995.



                                           OG&E Holding Corp.
                                           -----------------------------------
                                                         (EXACT CORPORATE NAME)

                                                  /s/James G. Harlow, Jr.
                                           -----------------------------------
                                                  By:           President

                                                  James G. Harlow, Jr.
                                           -----------------------------------
                                                  (PLEASE PRINT NAME)


ATTEST:

       /s/ Irma B. Elliott
-----------------------------------
              Secretary


       Irma B. Elliott
-----------------------------------
        (PLEASE PRINT NAME)





                                      -2-